Calculation of Filing Fee Tables
S-8
ELUTIA INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.001 par value	Other	6,119,820	$ 0.857	$ 5,244,685.74	0.0001381	$ 724.29
Total Offering Amounts:						$ 5,244,685.74		$ 724.29
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 724.29
Offering Note
[1]	"Amount Registered" consists of (i) 3,000,000 shares of Common Stock under the Amended 2020 Plan that became reserved and available for issuance following approval by the Registrant's stockholders of the First Amendment to the Amended 2020 Plan on June 11, 2026, (ii) 1,408,426 shares of Common Stock under the Amended 2020 Plan that became reserved and available for issuance on January 1, 2025, pursuant to the Amended 2020 Plan's "evergreen" provisions, and (iii) 1,711,394 shares of Common Stock under the Amended 2020 Plan that became reserved and available for issuance on January 1, 2026, pursuant to the Amended 2020 Plan's "evergreen" provisions. In addition, pursuant to Rule 416 under the Securities Act, the Registration Statement also relates to such indeterminate number of additional shares of Common Stock as may be issuable to prevent dilution in the event of a stock dividend, stock split, recapitalization, or other similar changes in the Registrant's capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing. Capitalized terms used in this Exhibit 107 are defined in the Registration Statement that this exhibit is filed with. "Proposed Maximum Offering Price Per Unit" is estimated solely for the purpose of calculation of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on a per share price of $0.8570, the average of the high and low reported sales prices of the Common Stock on the Nasdaq Capital Market on August 10, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources